Exhibit 99.B(e)(1)(a)(i)

April 30, 2007

Mr. Todd Modic

ING Funds Distributor, LLC

7337 E Doubletree Ranch Road

Scottsdale, AZ 85258

Dear Mr. Modic:

Pursuant to the Distribution Agreement dated January 1, 2007, between ING Investors Trust (the “Trust”) and ING Funds Distributor, LLC (the “Agreement”), we hereby notify you of our intention to retain you as Distributor to render such services to ING BlackRock Inflation Protected Bond Portfolio, ING Franklin Mutual Shares Portfolio and ING Franklin Templeton Founding Strategy Portfolio, three new series of the Trust (the “New Series”), effective April 30, 2007, upon all of the terms and conditions set forth in the Agreement.  Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned New Series to Schedule A of the Agreement.

Amended Schedule A has also been updated to reflect the name change of ING Van Kampen Equity Growth Portfolio to ING Van Kampen Capital Growth Portfolio.

Please signify your acceptance to act as Distributor under the Agreement with respect to the New Series, by signing below.

Very sincerely,

/s/Robert S. Naka
Robert S. Naka
Executive Vice President
ING Investors Trust

ACCEPTED AND AGREED TO:
ING Funds Distributor, LLC

By:	/s/Todd Modic
Name:	Todd Modic
Title:	Senior Vice President, Duly Authorized

7337 E. Doubletree Ranch Rd.	Tel: 480-477-3000	ING Investors Trust
Scottsdale, AZ 85258-2034	Fax: 480-477-2744

AMENDED SCHEDULE A

with respect to the

DISTRIBUTION AGREEMENT

between

ING INVESTORS TRUST

and

ING FUNDS DISTRIBUTOR, LLC

Name of Fund

ING AllianceBernstein Mid Cap Growth Portfolio

ING American Funds Growth Portfolio

ING American Funds Growth-Income Portfolio

ING American Funds International Portfolio

ING BlackRock Large Cap Growth Portfolio

ING BlackRock Large Cap Value Portfolio

ING BlackRock Inflation Protected Bond Portfolio

ING Capital Guardian Small/Mid Cap Portfolio

ING Capital Guardian U.S. Equities Portfolio

ING Disciplined Small Cap Value Portfolio

ING EquitiesPlus Portfolio

ING Evergreen Health Sciences Portfolio

ING Evergreen Omega Portfolio

ING FMRSM Diversified Mid Cap Portfolio

ING FMRSM Large Cap Growth Portfolio

ING FMRSM Mid Cap Growth Portfolio

ING Franklin Income Portfolio

ING Franklin Mutual Shares Portfolio

ING Franklin Templeton Founding Strategy Portfolio

ING Global Real Estate Portfolio

ING Global Resources Portfolio

ING Global Technology Portfolio

ING International Portfolio

ING Janus Contrarian Portfolio

ING JPMorgan Emerging Markets Equity Portfolio

ING JPMorgan Small Cap Core Equity Portfolio

ING JPMorgan Value Opportunities Portfolio

ING Julius Baer Foreign Portfolio

ING Legg Mason Partners All Cap Portfolio

ING Legg Mason Value Portfolio

ING LifeStyle Aggressive Growth Portfolio

ING LifeStyle Growth Portfolio

ING LifeStyle Moderate Growth Portfolio

ING LifeStyle Moderate Portfolio

ING Limited Maturity Bond Portfolio

ING Liquid Assets Portfolio

ING Lord Abbett Affiliated Portfolio

ING MarketPro Portfolio

ING MarketStyle Growth Portfolio

ING MarketStyle Moderate Portfolio

ING MarketStyle Moderate Growth Portfolio

ING Marsico Growth Portfolio

ING Marsico International Opportunities Portfolio

ING MFS Total Return Portfolio

ING MFS Utilities Portfolio

ING Oppenheimer Main Street Portfolio®

ING PIMCO Core Bond Portfolio

ING PIMCO High Yield Portfolio

ING Pioneer Fund Portfolio

ING Pioneer Mid Cap Value Portfolio

ING Stock Index Portfolio

ING T. Rowe Price Capital Appreciation Portfolio

ING T. Rowe Price Equity Income Portfolio

ING Templeton Global Growth Portfolio

ING UBS U.S. Allocation Portfolio

ING Van Kampen Capital Growth Portfolio

ING Van Kampen Global Franchise Portfolio

ING Van Kampen Growth and Income Portfolio

ING Van Kampen Real Estate Portfolio

ING VP Index Plus International Equity Portfolio

ING Wells Fargo Mid Cap Disciplined Portfolio

ING Wells Fargo Small Cap Disciplined Portfolio